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*********************************************  SERVICING CERTIFICATE  ********************************************            Page 5

    MLCC Mortgage Investors, Inc.
    Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A         Current Collection Period:  01-July-96 to 31-July-96
                                                                                P & S Agreement Date:                      01-Feb-96


                                              Pass-through rates current Distribution:                                     Current
    Class A Certificates, Series 1996A        LIBOR + 0.43%           5.93000%                    Original Closing Date:   15-Jul-96
                                                                                                  Distribution Date:       15-Aug-96
                                                                                                  Days in Accrual Period          31



                                                Weighted Average Mortgage Rate (WAC) -> 7.30480%
    LIBOR         5.50000%           Weighted Average Net Mtge Rate (Alternate Rate) -> 6.92480%
    --------------------------------------------------------------------------------------------------------------------------------
   1    Beginning Pool Principal Balance                                                                             332,109,314.67
   2    Beginning Pool Balance Factor                                                                                     95.548868%
    --------------------------------------------------------------------------------------------------------------------------------
   3    Beginning Class A Principal Balance                                                                          328,238,237.54
   4    Beginning Overcollateralization Amount                                                                         3,871,077.13
   5    Required Overcollateralization Amount                                                                          6,951,611.68
    --------------------------------------------------------------------------------------------------------------------------------
   6    Aggregate of all Principal Payments Received                                                 (P&S 5.08i   )            0.00
   7    Aggregate of all Principal Prepayments Received                                              (P&S 5.08i   )    3,173,026.08
   8    Aggregate of any Net Liquidation Proceeds Received                                           (P&S 5.08iii )            0.00
   9    Aggregate of any Insurance Proceeds Received                                                 (P&S 5.08iv  )            0.00
  10    Aggregate of any Awards or Settlements From Condemnation Proceedings                         (P&S 5.08v   )            0.00
  11    Aggregate of any Proceeds From Repurchased Mortgage Loans                                    (P&S 5.08vi  )            0.00
  12    Aggregate of any Revenues From Fidelity Bond or Mortgage Interest Insurance Policy           (P&S 5.08vii )            0.00
  13    Aggregate of any Revenues From Foreclosure or Deed Net of any Advances                       (P&S 5.08viii)            0.00
  14    Current Principal Advances                                                                   (P&S 6.03    )            0.00
  15    Current Servicer Principal Reimbursements                                                    (P&S 5.09ii  )            0.00
  16i   Total Principal Available For Distribution (6+7+8+9+10+11+12+13+14-15)                                         3,173,026.08
    ii  Loss on Liquidated Mortgage Loans                                                                                      0.00
  17    Aggregate of all Interest Payments Received                                                  (P&S 5.08ii  )    2,662,261.94
  18    Current Servicing Fee                                                                        (P&S 5.08ii  )       54,929.34
  19    Monthly Interest Advance (Recovery) based on delinquent accounts                             (P&S 6.02vii )     (640,600.47)
  20    Current Servicer Interest Advance (Recovery)                                                 (P&S 6.02vii )     (640,600.47)
  21    Total Interest Available For Distribution (17-18+20)                                                           1,966,732.13
  22    Total Funds Available For Distribution (16i+22)                                                                5,139,758.21
    --------------------------------------------------------------------------------------------------------------------------------
  23    Class A Formula Principal Distribution Amount (lines 16i + 16ii +28iii of preceding dist)                      3,173,026.08
    --------------------------------------------------------------------------------------------------------------------------------
  24    Class A Distribution Amount -- interest (25iv ) + principal (27iii )                         (P&S 6.02i   )    5,104,199.07

  25i.  Class A Current Interest                                                                                       1,676,112.09
    ii. Class A Unpaid Interest Shortfall (Class A Interest Shortfall from Preceding Distribution Date)                        0.00
    iii.Class A Interest Formula Distribution Amount (25i + 25ii)                                                      1,676,112.09
    iv. Class A  Distribution Allocable to Interest (min of: lines 22 and 25iii)                                       1,676,112.09

  26i.  Class A Unpaid Interest Shortfall (Class A Interest Shortfall from Preceding Distribution Date)                        0.00
    ii. Class A Unpaid Interest Shortfall Included in 25iv (when 26i >0: min of 25ii and 25iv)                                 0.00
    iii.Class A Interest Shortfall (lines 25iii - 25iv)                                                                        0.00


  27i.  Class A Principal Distribution Amount (min of: line 23 +28i and principal needed after oc trigger)             3,173,026.08
    ii  Accelerated Principal Distribution Amount (min of: lines 5 - 4 and 22 - 25iv - 27i - 29i - 31ii)                 255,060.90
    iii Total Class A Distribution Allocable to Principal (27i + 27ii)                                                 3,428,086.98

  28i.  Class A Unpaid Principal Shortfall (Class A Principal Shortfall from Preceding Distribution Date)                      0.00
    ii. Class A Unpaid Principal Shortfall included in 27i (when 28i >0: min of 27i and 28i)                                   0.00
    iii.Class A  Principal Shortfall (lines 28i + 28ii)                                                                        0.00
    --------------------------------------------------------------------------------------------------------------------------------
  29i   Total Amount to Certificate Insurer                                                                               35,559.14
    ii. Monthly Insurance Amount                                                                     (P&S 6.02vi  )       35,559.14
    iii.Reimbursement Amount                                                                                                   0.00
    --------------------------------------------------------------------------------------------------------------------------------
  30i.  Cumulative Master Servicer Advanced Interest                                                 (P&S 6.02v   )    1,082,934.53
    ii. Cumulative Master Servicer Advanced Principal                                                                          0.00
    --------------------------------------------------------------------------------------------------------------------------------
  31i.  Beginning Reserve Fund Balance                                                                (P&S 6.06   )      250,000.00
    ii. Current Reserve Fund Deposit                                                                                           0.00
    iii Current Reserve Fund Advances                                                                                          0.00
    iv. Ending Reserve Fund Balance                                                                                      250,000.00
    --------------------------------------------------------------------------------------------------------------------------------
  32i.  Available Excess Interest                                                                                        255,060.90
    ii. Distribution Account Shortfall                                                                (P&S 6.02xvi)            0.00
    iii Class R Distribution Amount For Such Distribution Date                                                                 0.00
        ----------------------------------------------------------------------------------------------------------------------------
  33i.  Ending Pool Principal Balance                                                                 (P&S 6.02vii)  328,936,288.59
    ii. Ending Pool Balance Factor                                                                                        94.635979%

  34    Ending Class A Principal Balance                                                                             324,810,150.56
  35    Ending Overcollateralization Amount                                                                            4,126,138.03
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         *******************************************  STATEMENT TO CERTIFICATEHOLDERS  *********************************      Page 6
  MLCC Mortgage Investors, Inc.
  Senior/Subordinate Mortgage Pass-Through Certificates, Series 1996A           Current Collection Period:  01-July-96 to 31-July-96

                                                Pass-through rates current Distribution:        LIBOR=         5.5000%       Current
            Class A Certificates, Series 1996A  LIBOR + 0.43%          5.93000%           Original Closing Date:          15-Jul-96
                                                                                          Distribution Date:              15-Aug-96

                        Weighted Average Net Mtge Rate (Alternate Rate) -> 6.92480%
- -----------------------------------------------------------------------------------------------------------------------------------
 1i.  Class A Distribution Amount                                                                                          0.000015

  i.  Class A Current Interest                                                                                             0.000005
  ii. Class A Unpaid Interest Shortfall                                                                                    0.000000
  iii.Class A Interest Formula Distribution Amount                                                                         0.000005
  iv. Class A  Distribution Allocable to Interest                                                                          0.000005

 2i.  Class A Principal Distribution Amount                                                                                0.000009
  ii  Accelerated Principal Distribution Amount                                                                            0.000001
  iii Total Class A Distribution Allocable to Principa                                                                     0.000010
      -----------------------------------------------------------------------------------------------------------------------------
 3    Ending Pool Principal Balance                                                                                  328,936,288.59
 4    Ending Pool Balance Factor                                                                                          94.635979%

 5    Ending Class A Principal Balance                                                                               324,810,150.56
 6    Ending Overcollateralization Amount                                                                              4,126,138.03
      -----------------------------------------------------------------------------------------------------------------------------
 9i.  Current Master Servicer Advanced (Recovered) Interest                                                             (640,600.47)
  ii. Current Master Servicer Advanced (Recovered) Principal                                                                   0.00
  iii.Current Trustee Advanced Interest                                                                                        0.00
  iv  Current Trustee Advanced Principal                                                                                       0.00
  vi  Amount of Servicing Advances Paid by Master Servicer                                       (P&S 6.02 x  )        1,082,934.53
  viiiAmount of Delinquencies of Mortgage Loans                                                                          115,586.27
  ix  Class A Alternate Rate for next Distribution Date:                                                                    0.00000%
      -----------------------------------------------------------------------------------------------------------------------------
10i   Number of Mortgage Loans 30 to 59 Days Delinquent                                                                           6
  ii  Aggregate Principal Balances of Mortgage Loans 30 to 59 Days Delinquent                                            807,630.56
11i   Number of Mortgage Loans 60 to 89 Days Delinquent                                                                           0
  ii  Aggregate Principal Balances of Mortgage Loans 60 to 89 Days Delinquent                                                  0.00
12i   Number of Mortgage Loans 90 or More Days Delinquent                                                                         2
  ii  Aggregate Principal Balances of Mortgage Loans 90 or More Days Delinquent                                        4,700,000.00
13i   Number of Mortgage Loans in Foreclosure                                                                                     0
  ii  Aggregate Principal Balances of Mortgage Loans in Foreclosure                                                            0.00
      Book Value of Real Estate Acquired Through Foreclosure or Grant of a Deed                                                0.00

14i   Amount of Delinquent Principal of Mortgage Loans                                                                         0.00
  ii  Amount of Delinquent Interest of Mortgage Loans                                                                    115,586.27

15i   Cumulative Losses                                                                                                        0.00
  ii  Do Cumulative Losses Exceed 1% of Original Principal Balance                                                                N
      =============================================================================================================================
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